As filed with the Commission on August 4, 2014 .

File No. 333-196858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-1
Registration Statement under the Securities Act of 1933

MITU RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	1000
State or other jurisdiction of	Primary Standard Industrial	I.R.S. Employee Identification
incorporation or organization	Classification Code Number	Number

Cll 62B 32c-60, Bogota, 11011, Colombia
Telephone: +57 22 587 2251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Corporate Enterprises
123 W Nye Lane, Ste 129, Carson City, NV, 89706
Toll Free: (888) 274-1130 Telephone: (775) 884-9380 Fax: (775) 884-9383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

D. Roger Glenn
Glenn & Glenn
124 Main Street, Ste 8
New Paltz NY 12561
Telephone: (845) 256-8031 Fax(845) 255-1814
(Copies to the above address)

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Prospectus

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

MITU RESOURCES INC .

15,000,000 Shares of Common Stock
$0.002 Offering Price per Share
$30,000 Aggregate Offering Price

We have prepared this Prospectus to allow the Selling Security Holders to sell up to 15,000,000 shares of MITU Resources Inc. (“MITU”, “we”, “us”, “our”, “the Company” or similar terms) that they have acquired from private placement for resale. We will not receive any of the proceeds from the sale of these shares.

The Selling Security Holders identified in this prospectus are registering 15,000,000 shares of common stock for resale at a fixed price of $0.002 per share. The Selling Security Holders have arbitrarily set the $0.002 price per share; the price does not reflect net worth, total asset value, or any other objective accounting measure. It is our intention to find a market maker who will make an application to the FINRA to have our shares accepted for trading on the Over the Counter Bulletin Board ("OTCBB") once this registration statement becomes effective. There is no assurance that our application to the FINRA will be approved. The Selling Security Holders are underwriters, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

Our common stock is not presently traded on any market or securities exchange.

Investing in our common stock is extremely risky and may result in a complete loss. Potential investors should carefully consider the “Risk Factors” on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds to the Selling Security Holders do not include offering costs, including filing fees, legal fees, and accounting and auditing fees estimated at $29,802.14. We will pay these expenses.

Dealer Prospectus Delivery Obligation

Until [   ], 2014 (the 90 th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect in transactions in these securities, whether or no participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is [   ], 2014.

Table of Contents

Item
	Forward-Looking Statements	2
Item 3.	Prospectus Summary and Risk Factors	3
Item 4.	Use of Proceeds	9
Item 5.	Determination of the Offering Price	9
Item 6.	Dilution	9
Item 7.	Selling Security Holders	9
Item 8.	Plan of Distribution	10
Item 9.	Description of Securities to be Registered	11
Item 10.	Interests of Named Experts and Counsel	12
Item 11.	Information with Respect to the Registrant	12
•	Description of Business	12
•	Description of Property	15
•	Glossary of Mining Terms	24
•	Legal Proceedings	29
•	Market for Common Equity, Dividends and Related Stockholder Matters	29
•	Financial Statements	33
•	Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
•	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	44
•	Directors and Executive Officers	44
•	Executive Compensation	46
•	Corporate Governance	46
•	Principal Shareholders and Security Ownership of Certain Beneficial Owners and Management	47
•	Transactions with Related Persons, Promoters and Certain Control Persons	48
Item 11A.	Material Changes	48
Item 12.	Incorporation of Certain Information by Reference	48
Item 12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	49

Forward- Looking Statements

We qualify all the forward- looking statements contained in this prospectus by the following cautionary statements.

This prospectus attached hereto contains "forward-looking statements,” which concern the Company's planned exploration and development of its property, anticipated results of future operations, and other business plans and matters that may occur in the future.

Any statements that involve predictions, expectations, beliefs, plans, projections, objectives, assumptions or future performance predictions (often using phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain events "may", "could", "would", “should”, "might" or "will" be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual results to differ from those expressed or implied by the forward-looking statements, including, without limitation: regulatory and permitting issues; timing and outcome of exploration proposals; future financial performances of MITU and its projects; the estimation of mineral resources and the realization of mineral reserves; exploration, development, and production activities and estimated future production; costs of production, capital, operating and exploration expenditure estimates; additional capital requirements and acquisition; government regulation, environmental risks, reclamation and rehabilitation expenses; title disputes or claims; insurance coverage; and future prices of gold and other minerals.

Actual results may vary from those expected. Undue reliance should not be placed on any forward-looking statements, which are appropriate only for the date made. We do not plan to subsequently revise these forward-looking statements to reflect current circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 3. Prospectus Summary and Risk Factors

Prospectus Summary

MITU Resources Inc.

This summary does not contain all the information that should be considered before making an investment in MITU Resources Inc.’s common stock. The entire prospectus should be read including the “Risk Factors” on page 5 and financial statements before deciding to invest in our common stock.

The Offering

Common Stock Outstanding Prior to the Offering	30,000,000 shares

Common Stock to be Outstanding following the Offering	30,000,000 shares

Common Stock Offered	15,000,000 shares

Offering Price	$0.002 per share

Aggregate Offering Price	$30,000

Selling Security Holders	Two

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders. MITU will pay all the expenses of this offering estimated at $29,802.14.

Underwriters	The Selling Security Holders are underwriters, within the meaning of Section 2(11) of the Securities Act.

Plan of Distribution	The Selling Security Holders named in the Prospectus are making this offering.

Lack of Liquidity -No Public Market

Our common stock is not currently quoted or traded on any securities exchange or automated quotation system. No application for such has yet been made. Thus, no assurance can be given that there will ever be an established public trading market for our common stock.

Risk Factors	Carefully consider all the information, especially the “Risk Factors”, contained within the Prospectus before deciding whether to invest in common shares of our company.

Legal Proceedings	None pending or anticipated.

Dividend Policy	We intend to retain any future earnings to fund development and growth of our business and do not anticipate paying cash dividends.

Our Business

MITU Resources Inc. (“MITU”, “we”, “us”, “our”, “the Company” or similar terms) was formed under the laws of the State of Nevada on April 17, 2013.

MITU Resources Inc.’s offices are located at Cll 62B 32c-60, Bogota, 11011, Colombia, and it can be reached at (57) (313) 881 8969.

We are a start-up, exploration stage mining company formed to explore mineral properties for gold. We have purchased a 100% interest in a nine-unit claim block (“MITU Gold Claim”) containing 92.5 hectares that have been staked and recorded with the Bogota Regional Office of the Ministry of Mining of the Republic of Colombia. The claim was purchased on April 25, 2013 from Alvarez Explorations Inc. for the sum of $5000.00. We do not currently have the necessary funds to undergo exploration of this property and will need to raise capital in order to do so. If we cannot, we may have to go out of business. The proposed two phase exploration plan will cost approximately $19,712. There has been no production to date. There are no full-time employees and management is able to spend only a small amount of time with respect to these affairs. MITU has no other assets.

In May 2013, we hired a mining consultant – Jorge Villaneuva - to study and propose exploration plans for the MITU Gold Claim. The proposal can be found further into the prospectus under, “Description of Property” on page 15.

Since our inception on April 17, 2013, we have raised $30,000 in capital in private placements by issuing 30,000,000 shares of common stock at the price of $0.001 per share.

We have no subsidiaries.

Metric Conversion Table

For ease of reference, the following conversion factors are provided:

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit
1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams

Financial Information and Accounting Principles

All “$” or “dollars” refer to the U.S. dollar unless otherwise specified. All references to COP refer to the Colombian Peso. All financial statements refer to GAAP in the United States and are reported in U.S. dollars.

Exchange Rate Information

One COP is approximately $0.000530617. Inversely, $1 was worth 1884.67 COP as of June 9, 2014. A five-year low conversion strength for the US dollar was in mid-2011 where $1 was roughly 1745 COP and the five-year high was in early 2009 when $1 was worth approximately 2600 COP. For the purposes of this prospectus $1 equates to 1884.67 PHP.

Summary of Financial Data

The financial information below should be read in conjunction with the financial statements found later in the prospectus.

Inception to
March 31, 2014

Statement of Operations Data
Revenue	$0
Net Loss	($13,239 )

Balance Sheet Data
Current Assets	$21,761
Current Liabilities	($10,000 )
Accumulated Deficit	($13,239)

Risk Factors

There is a high degree of risk associated with buying our common stock. Prospective investors should carefully read this prospectus and consider the following risk factors when deciding whether to purchase our shares. These are speculative stocks and should be purchased by only those who can afford to lose their entire investment.

The risk factors outlined below are all the known, substantial, material and potential risks that could adversely affect our business, financial condition, operating results and common share value.

We cannot assure that we will successfully address these or any unknown risks and a failure to do so can have a negative impact on your investment.

Risks Associated with our Company and our Industry

We are governed by only two people, which may lead to faulty corporate governance .

We have only one director – Juan Perez - and two executive officers – Mr. Perez and Nelson Rincon- who make all the decisions regarding corporate governance. These decisions will include their (executive) compensation, accounting overview, related party transactions and so on. Mr. Perez will have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors approval. This may lead to ineffective disclosure and accounting controls. Noncompliance with laws and regulations may result in fines and penalties. They would have the ability to take any action that they review and approve. So long as they are the sole shareholders, they would exercise control over all matters requiring shareholder approval including significant corporate transactions. We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

Our sole director and executive officers will own a substantial amount of common stock and will have substantial influence over our operations denying an investor an effective voice .

Before this offering, Mr. Rincon has control of our company with 67%, or 20,000,000, of the 30,000,000 outstanding common shares. Mr. Perez has 33%, or 10,000,000, of the 30,000,000 outstanding shares. Should the entire offering be sold, they will still own 50% of the outstanding shares (33% and 17% respectively). If less than all the shares are sold, they will have more than 50% and complete control. This means that investors cannot buy an effective voice in the company.

Our director and officers are not residents of the United States making the enforcement of liabilities against them difficult .

Our director and executive officers reside outside the United States in the Republic of Columbia. If a shareholder wishes to sue them for damages, the shareholder would have to serve on them a summons and complaint. Even if personal service is accomplished and a judgement is entered against that person, the shareholder would then have to locate the assets of that person, and register the judgement in the foreign jurisdiction where the assets are located.

Our executive officers have other business interests which may limit the amount of time they can devote to our Company.

Our executive officers have other business interests, meaning they may not have enough time to devote to our business operations. This could cause business failure. They have been devoting and in the future plan to devote only 10 hours per month to company affairs which may lead to sporadic exploration activities and periodic interruptions of business operations. Unforeseen events may cause this amount of time to become even less.

We must attract and maintain key personnel or our business will fail .

Success depends on the acquisition of key personnel. We will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We are recently formed, lack an operating history and have yet to make any revenues. If we cannot generate any profits, you may lose your entire investment .

We are a recently formed company and have yet to generate any revenues. No profits have been made to date and if we fail to make any then we may fail as a business and an investment in our common stock will be worth nothing. We have no operating history and thus no way for you to measure progress or potential future success. Success has yet to be proved. Currently, there are no operations in place to produce revenue. We are exploration stage and have yet to find or produce sellable product. Financial losses should be expected to continue in the near future and at least until such time that we enter the production stage. As a new business we face all the risks of a ‘start-up’ venture including unforeseen costs, expenses, problems, and management limitations and difficulties. Since inception, we have a loss of approximately $13,239. There is no guarantee, unfortunately, that we may ever be able to turn a profit or locate additional opportunities, hire additional management and other personnel.

We need to acquire additional financing or our company will fail.

We must obtain additional capital or our business will fail. In order to explore the claim and eventually establish operations, we must secure more funds. Currently, we have very limited resources and have already accumulated a net loss. Unless we complete the planned exploration work on the MITU Gold Claim and commence operations, we will make no money, which may result in complete loss of your investment. Financing is also needed to bring product to market. Financing may be subject to numerous factors including investor sentiment, acceptance of mining claims and so on. We currently have no arrangements for additional financing. We may also have to borrow large sums of money that require substantial capital and interest payments. We must perform mineral explorations on the MITU Gold Claim to determine if any ore reserves are present and to keep the property in good standing. The planned exploration work alone is expected to cost $19,713. On March 31, 2014, we had cash of only $21,761. We will receive no proceeds from this offering.

The probability of a mineral claim having profitable reserves is very small and our claim, even with large investments, may never generate a profit.

We are dependent upon our mining property for success. All anticipated future revenues would come directly from the MITU Gold Claim. Should we fail to extract and sell gold from this property, our business will fail. Mineral deposit estimates are imprecise and subject to error, and resource calculations when made may prove unreliable. Assumptions made regarding the supporting data may prove inaccurate and unforeseen events may lead to further inaccuracies. Sample variability, mining and processing adjustments, environmental changes, metal price fluctuations, and law and regulation changes are all factors that could lead to deviances from the original estimations. No assurances can be given that any mineral deposit estimate will ever be reclassified as a reserve. We have no known ore reserves. Despite future investment in exploration activities, there is no guarantee we will locate a commercially viable ore reserve. Most exploration projects do not result in discovery of commercially mineable deposits. With little capital available, we will have to limit our exploration which decreases the chances of finding a commercially viable ore body. Even if gold is identified, the MITU Gold Claim may not be put into production due to high extraction costs, low gold prices, or inadequate amount and reduced recovery rates. If the exploration activities do not suggest a commercially successful prospect then we may altogether abandon plans to develop the property.

The exploration and prospecting of minerals is speculative and extremely competitive which may make success difficult.

We face strong competition from other mining companies for the acquisition of new properties. New properties increase the probability of discovering a profitable reserve. Most companies have greater financial and managerial resources than we do and can acquire and explore attractive new mining properties. We will face similar difficulties raising new capital to expand operations against the larger, better capitalized competitors. Limited supply and unforeseen demand from larger, more competitive companies may make secure all necessary equipment and materials difficult and may result in periodic interruptions or even business failure. Success depends on a combination of many factors including but not limited to: the quality of management, technical (geological) expertise, quality of land available for exploration and the capital available for exploration.

International operations in Columbia are subject to inherent risks.

Political instability, uncertainty of the economic climate, currency fluctuations, exchange controls and taxation laws may be significant. Access to all of the equipment, supplies and materials necessary to begin exploration may not be available and delay such activity. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or materials but plan to do so when exploration begins. Exchange rate changes between the COP and the U.S. Dollar may also adversely affect success.

Our future operations may be adversely affected by future governmental and environmental regulations and permitting.

Environmental regulations may negatively affect the progression of operations and these regulations may become stricter in the future. In Columbia, all mining is regulated by the Deputy Minister of Mines and the National Mining Agency. Licenses and permits must be obtained from these entities as well as an environmental impact study developed for each mining property before starting mining activities. These are expensive and may affect the timing of operations. Pollution can be anticipated with mining activities. If we are unable to comply with current or future regulations, this may expose us to fines, penalties and litigation that could cause our business to fail.

We are subject to inherent mining hazards and risks that may result in future financial obligations.

Risks and hazards associated with the mining industry may adversely affect our operations such as but not limited to: political and country risks, industrial accidents, labor disputes, inability to retain necessary personnel or equipment, environmental hazards, unexpected geologic formations, cave-ins, landslides, flooding and monsoons, fires, explosions, power outages, processing problems. Personal injury and death could result as well as property damage, delays in mining, environmental damage, legal liability and monetary loss. We may not be able to obtain insurance to cover these risks at economically reasonable premiums. We do not carry any sort of insurance and may have difficulties obtaining such once operations start as insurance is generally sparse and cost prohibitive.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of ($13,239) for the period from April 17, 2013 (date of inception) to March 31, 2014 and we expect to incur further losses in the development of our business, which raises substantial doubt about the Company's ability to continue as a going concern. We had cash of $21,761 as at March 31, 2014. We are in the development stage and have yet to attain profitable operations and in their report on our financial statements for the period from inception to March 31, 2014, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

Our officers and director have never visited the MITU Gold Claim

If any feature of the MITU Gold Claim is obvious and might impede the claim's exploration, that feature might remain undiscovered because no officer or director of the Company has personally visited the claim.

Risks related to this offering and our stock

We may not be able to raise additional capital through the offering of more shares but doing so will dilute those shares issued and outstanding .

Raising additional capital through future offerings of common stock may be necessary for our company to continue operations, but there is no guarantee that this will be possible. Doing so will, however, dilute the total share number issued and outstanding. Financing may be achieved by issuing more shares which will increase the number of common shares outstanding. This may decrease the percentage interest held by each of our shareholders. Obtaining financing through the sale of our common stock will dilute other shareholders’ interests. As the total number of outstanding common shares increases, the equity attached to any individual share will decrease causing a dilution of shareholder ownership over the company. With little other access to funds currently, we may have to rely on this method substantially to raise additional capital.

There is no market for our common stock meaning that you may not be able to resell your shares .

Our common stock currently has no market limiting shareholders’ ability to resell them or use them as collateral. Thus, the shareholder must sell their shares privately which may prove very difficult. The shares are not currently listed on any exchange or quotation system. Private sales are more difficult and often give lower than anticipated prices.

Should a public market develop for our stock, future sales of shares may negatively affect their market price.

Even if a market develops, the shares may be sparsely traded and have wide share price fluctuations. If we succeed in receiving a quotation, the liquidity of the stock may be low despite there being a market making it difficult to get a return on the investment. The price also depends on potential investor’s feelings regarding the results of our operations, the competition of other companies’ shares, mineral prices, our ability to generate future revenues, and market perception about future mineral exploration.

Because our stock is a “penny stock”, trading of it may be restricted and limit a shareholder’s ability to buy and sell shares.

As our stock is a penny stock, there are restrictions imposed by the United States Securities and Exchange Commission’s penny stock regulations and the FINRA’s sales practice requirements. This might limit a shareholder’s ability to buy and sell their shares as broker-dealers may be less likely to engage in transactions of our common shares. A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our common stock is expected to trade well below that mark. Rules 15g-1 through 15g-9 under the Exchange Act impose sale practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock”.

We have not paid and do not anticipate paying cash dividends on our common stock.

Cash dividends are not currently paid on our common stock shares nor are they expected to be paid in the near future. We intend to retain our cash for the continued development of our business. Thus, you will not be able to derive any dividend income and your return on investment will solely be based on your ability to sell your shares in a secondary market.

Item 4. Use of Proceeds

This prospectus relates to our common stock shares that will be offered from time to time by the Selling Security Holders beginning immediately after the registration statement effective date, which is the date of this prospectus. We are completing this registration statement to allow the Selling Security Holders to sell their shares. We, the issuer, will not receive any proceeds from the common stock sale by the Selling Security Holders in this offering. MITU will pay all expenses of this offering estimated at $29,802.14 (see PART II. Item 13)

Item 5. Determination of Offering Price

The offering price can be considered arbitrary as it bears no relationship to MITU’s earnings, assets, book value or any other recognized criteria of value. It should not be associated with the actual value of MITU as it was not based on this. It should also not be considered an indicator of the future market price of the shares. Currently there is no established public market for the common stock being registered. The factors used to generate the offering price were the general condition of the stock markets, MITU’s financial condition, and MITU’s lack of operating history.

The Selling Security Holders are expected to sell their shares at $0.002 . We will pay all expenses of the Selling Security Holders, except for any broker-dealer or underwriter commissions which will be paid by the security holder. At this time, the Selling Security Holders have not entered into any agreements, arrangements or understandings with any broker-dealers or underwriters. See Itrem 8 – Plan of Distribution for a description of the methods by which the shares may be sold.

Item 6. Dilution

The common stock to be sold by the Selling Security Holders is common stock that is currently issued and outstanding so there will be no dilution to the existing shares outstanding.

Item 7. Selling Security Holders

This prospectus covers the offering of up to 15,000,000 shares of our common stock. The shares issued to the Selling Security Holders are restricted under applicable federal and state security laws and are being registered to give them the opportunity to sell their shares.

The Selling Security Holders are residents and citizens of the Republic of Colombia. They're offering for sale a total of 15,000,000 shares of common stock of MITU, which is 50 percent of the total outstanding shares. Each Selling Security Holder has sole voting and investment power and rights over all his shares and is the beneficial owner thereof.. The shares being offered are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of their shares from time to time but are under no obligation to sell them immediately pursuant to this prospectus. MITU cannot guarantee that any shares will be sold after this registration statement is effective.

The Selling Security Holders are the only shareholders to the company’s knowledge and their offering is outlined below:

				Ownership
	Shares prior			percentage
	to	Shares to be	Shares after	prior to	Ownership
Owner	offering	offered	offering	offering	after offering
Juan Perez	10,000,000	5,000,000	5,000,000	33%	33%
Nelson Rincon	20,000,000	10,000,000	10,000,000	67%	17%

There have been no transactions between shareholders.

Item 8. Plan of Distribution

The common stock offered hereby is being registered on behalf of the Selling Security Holders. They may, from time to time, sell all or a portion of these shares in privately negotiated transactions or otherwise. The sales will be at fixed prices of $0.002 per share . The shares may be sold in a lawful manner using any one or more of the following methods: private transaction; ordinary brokerage transactions; transactions in which the broker-dealer solicits purchasers; broker-dealer as principal purchasers and resale by the broker-dealer for its own account; block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; broker-dealer agreements with the selling shareholder to sell a specified number of such shares at a stipulated price per share; exchange distribution following the rules of the applicable exchange; short sales that are not violations of the laws and regulations of any state of the United States; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or through a combination of any such methods or other lawful means.

The Selling Security Holders are underwriters, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Security Holders, who are "underwriters" within the meaning of Section 2(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act.

The Brokers or dealers may receive commissions or discounts from the Selling Security Holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Security Holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

We have advised the Selling Security Holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the Selling Security Holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

After the sale of the shares offered by this prospectus the Selling Security Holders will have 15,000,000 common shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that may develop.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the Selling Security Holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Security Holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $29,802.14 (see “Use of Proceeds” page 10), including but not limited to legal, accounting, printing and mailing fees will, be paid by MITU. However, any selling costs or brokerage commissions incurred by the Selling Security Holders relating to the sale of their shares will be paid by them.

Item 9. Description of Securities to be Registered

Our authorized capital stock is 70,000,000 shares of common stock, par value 0.001 per share, of which 30,000,000 shares of common stock are issued and outstanding. No other class or series of shares are currently authorized under MITU’s Articles of Incorporation.

Common Shares

Holders of common stock are entitled to one vote per share on all matters subject to stockholder vote. Holders of our shares of common stock do not have cumulative voting rights, which means that the shareholders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

The common stock has no pre-emptive or other subscription rights . If the corporation is liquidated or dissolved, holders of shares of common stock will be entitled to share prices relating to asset values remaining after subtraction of liabilities and subject to the rights, if any, of the holders of preferred stock.

As of the date of this prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future. The holders of the common stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The corporation has not paid cash dividends with respect to its common stock in the past. No share of common stock of the corporation which is fully paid is liable to calls or assessment by the corporation.

Item 10. Interest of Named Experts and Counsel

No experts named in this prospectus have an interest in the company and thus there exist no conflicts of interest in this respect

Experts

Our financial statements have been audited by PLS CPA as set forth in their report included elsewhere in this prospectus (see page 34).

The geological report on the MITU Gold Claim dated May 1, 2013 titled "Technical Report on the Mitu Gold Mine Municipio de Mitu”, was authored by Jorge Villaneuva, Bogota Colombia, and has been incorporated into the “Description of Property” on page 15. The report is exhibit 99 to the registration statement of which this prospectus is a part.

Legal Matters

The law firm of Glenn & Glenn Law LLP has rendered a legal opinion regarding the validity of the shares of common stock offered by the Selling Security Holders. It is exhibit 5 to the registration statement of which this prospectus is a part.

Item 11. Information with Respect to the Registrant

Description of business

Introduction

We are a start-up exploration stage mining company with one mineral claim (the MITU Gold claim) in the Republic of Colombia. Our goal is to generate revenues through the sale of gold found and extracted from this claim. We have a specific business plan to complete exploration work on this claim and have no reason to alter this plan within the next twelve months. The company has no subsidiaries, affiliates or joint venture partners. We do not intend to enter into a merger or acquisition, have not been involved in any large purchases other than that of the MITU Gold Claim and have not been involved in any reclassification, bankruptcy or receivership since inception.

Background

MITU Resources Inc. was established as a private company by Juan Perez and another, former, officer to acquire and develop gold properties.

We acquired the MITU Gold Claim from Alvarez Explorations Inc. ("Alvarez") on April17, 2013 for the sum of $5,000. The only terms between the Company and Alvarez are the payment of the purchase price by the Company to Alvarez, and the transfer of the MITU Gold Claim from Alvarez to the Company. The MITU Gold Claim is our only mineral claim and only material asset.

We acquired the MITU Gold Claim from Alvarez Explorations Inc. on April17, 2013 for the sum of $5,000. This is our only mineral claim and only material asset.

In April 2013, we engaged a mining consultant, Jorge Villaneuva, to develop a Technical Report for the development of the MITU Claim. His report is the basis for the “Description of Property” on page 15.

MITU Resources Inc. was incorporated under the laws of the State of Nevada April 17, 2013.

Assuming we can raise the necessary capital, we intend to carry out the exploration program proposed on the MITU Claim. There is the distinct possibility that we will not only fail to raise the capital but fail to find a commercially viable ore body. There is no guarantee that gold or any other substance of significant value will be found. We currently do not have any ore body, products or revenues.

Executive Offices

We lease our principal executive offices at CLL 62B 32c-60, Bogota, Colombia. Our telephone number is +57225872251.

Mining Property, Facilities and Operations

The company has a single mineral claim - the MITU Gold Claim - located in the Republic of the Colombia. A mining geologist has proposed a two phase exploration program of this property but no exploration has yet been carried out. There are no operations underway, no facilities other than the principal executive offices and no employees other than the two executive officers. Further information can be found in the following sections.

Exploration and Production

We are a exploration company with no production (of gold and gold related products). No exploration has been conducted to date. We hope to explore our sole mineral claim in the near future.

Products and Gold

MITU does not have any products including gold.

Gold Prices

Gold prices have fluctuated over the last few years. In 2000, gold traded between $260 and $315 per ounce based on London PM Fix Price. In 2005, its price was between $440 and $540. In 2011, gold rose to $1,800 per ounce before falling to $1,200 in 2013. Presently, the price of gold is approximately $1,250 per ounce.

Other Minerals

We are planning to search for gold but will consider extracting other minerals if found in significant value on the MITU Gold Claim.

Employees

At present, we have no employees other than our executive officers. We anticipate that we will be conducting most of our business through agreements and third parties. No such agreements have yet been made and will not be made until we near exploration. Our two executive officers only devote approximately 10 hours per month of their time to the affairs of the company. See “Directors and Executive Officers.” At present, we have no employment agreements with them. We also do not have any health plans, benefits, profit sharing, annuity, insurance, or pension plans.

Competitive Factors

There are numerous larger and better capitalized mining companies in competition with us for properties, personnel, equipment and market share. We are one of the smallest mining companies. We lack the resources that our competitors have. Our success depends on raising the capital, obtaining the personnel and equipment and finding a commercially viable ore body on our mineral claim. None has yet been found, but we are the only entity entitled to explore this claim.

Foreign Currency

The Company will be conducting exploration activities in the Republic of the Colombia. If the U.S. dollar loses strength to the COP this change may adversely affect the Company’s operations.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

There have been no purchases of our equity securities by us from inception to the present.

Regulation of Mining Activity- Republic of Colombia Mining Laws

We are currently in compliance with all material mining, health, safety, and environmental statutes of the Republic of Colombia.

Mining regulations in Colombia are predicated upon the principle that the subsoil and all mineral resources are property of the state and therefore may only be exploited with the permission of the National Mining Agency.

Columbian law grants the rights to explore and exploit mining reserves exclusively through mining concession agreements. These concession agreements include the exploration, construction and exploitation phases and are granted for periods of up to 30 years. The three phases covered by a concession agreement are as follows:

  Exploration: This phase has an initial term of three years, extendible for time periods of two years up to a maximum of 11 years. During this phase, the holder may perform the technical exploration of the concession area.

  Construction: Once the exploration term lapses the holder may begin the construction of the necessary infrastructure to perform exploitation and related activities. This phase has an initial three-year term, which may be extended for one additional year.

  Exploitation: During the remainder of the term minus the two previous phases, the concession holder will be permitted to perform exploitation activities.

Concession agreements are granted for specific minerals within the concession area; however if the holder finds other minerals within the granted area, it may request that the mining authorities extend the object of the agreement to include them. We hold a concession agreement for the MITU Gold Claim.

Colombian laws distinguish between the environmental requirements for exploration activities and those that have to be fulfilled for construction and exploitation works. During the exploration phase, the concession holder does not need any specific environmental permit or license. There are no permitting, bonding or reclamation requirements for the exploration phase of a concession agreement.

In order to commence and perform construction and exploitation operations, however, the concession holder must obtain an environmental license. Environmental licenses include all the necessary permits and authorizations necessary for the construction and exploitation operations of a mining project.

In order to obtain an environmental license for a mining project, the concession holder must file an environmental impact assessment, which includes a description of the project, the natural renewable resources to be used and a report of the possible environmental impacts and the measures that are going to be taken to prevent, mitigate, correct or compensate them. The holder must also take out an insurance policy to cover any possible environmental damage.

The cost of complying with these environmental requirements should we determine to proceed with construction and exploitation operations cannot be determined at this time. Upon completion of exploration operations, if we decide based upon the results of those operations to proceed with construction and exploitation operations, we will be in a position to estimate the costs of complying with these environmental requirements.

We are in compliance with all governmental laws and regulations that bear upon the exploration of the MITU Gold Claim. There are no new regulations the adoption of which is probable that would affect our exploration or exploitation of the MITU Gold Claim.

Fees are due from the moment the area is declared available for the company (rather than from the time the concession contract is signed). Such fees change based on the size of the concession. The fees for the MITU Gold Claim will be $9.00 per hectare per year, or about $832.50 per year.

Once exploration is complete and the mining infrastructure is in place, the concessionaire must begin paying royalties. Royalties paid to the Colombian government consist of a percentage of the primary product and sub-products being exploited. For gold, the percentage to be paid is four percent.

Any changes to current laws in the Republic of Colombia may require additional costs and financing. These changes are unpredictable and the additional requirements may render certain exploration activities uneconomical and lead to business failure.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups ("JOBS") Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b -2 of title 17, Code of Federal Regulations, or any successor thereto.'

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Description of Property

Information in this section of the prospectus is based upon the geological report on the MITU Gold Claim dated May 1, 2013 entitled "Technical Report on the Mitu Gold Mine Municipio de Mitu”, which was authored by Jorge Villaneuva, Bogota, Colombia (the “Report”). The Report is exhibit 99 to the registration statement of which this prospectus is a part.

Property Location and Description

Mitu Gold Claim project consists of one unpatented mineral claim, located in the department of Vaupes at UTM co-ordinates Latitude 1 degrees 11' 53" North and Longitude 70 degrees 10' 23" West. The mineral claim was assigned to Mitu Resources Inc. by Alvarez Explorations Inc. and said assignment was filed with the Bogota Regional office of the Ministry of Mining of the Republic of Colombia. We own 100% of this claim with no encumbrance. The area of the claim is 92.5 hectares.

There are no known environmental concerns or parks designated for any area contained within the claims. The property has no encumbrances. If advanced exploration proceeds, there may be bonding requirements for reclamation.

Except as described above, there are no material terms of the land or mineral rights securing agreements with respect to the MITU Gold Claim.

The mining license described above is the only permit in order to explore or mine the MITU Gold Claim. Maps of the MITU Gold claim are set forth below:

Figure 1: Departments and Capitals of Colombia

Figure 2: Approximate Co-Ordinates for Mitu, Vaupes, Colombia

COLOMBIA
PANAMA
VENEZUELA
Bogotá
GUAINIA
GUAVIARE
Mitú
VAUPES
CAQUETA
ECUADOR
AMAZONAS
BRAZIL

Figure 3: Department of Vaupes, Colombia

Figure 4: Mitu, Vaupes, Colombia

Figure 5: Road Map for Mitu Gold Mine

Royalty Obligations and Other Underlying Agreenments

None.

Accessibility, Climate, Local Resources, Infrastructure, and Topography

The MITU Gold Claim is located close to the Brazilian border in southeastern Colombia, in the north western part of the Department of Vaupes. It covers areas of historic placer and small scale bedrock gold mining. It is approximately 40 km west of the capital Mitu and approximately 102 km northwest of the small town of Taraira. Flying time from Bogota to Mitu, capital of Vaupes Department, is 1.35 hours.

The main routes of transportation and communication with the provinces and the municipalities of Caruru and Taraira are by air. The Vaupes River is the main waterway in the Department of Vaupes and its municipalities. Larger sailing vessels can navigate the upper portions of the river for seven months a year. A section of 54 km of road between Mitu and Monforth is passable as well as a network of 788 km of unpaved roads link the communities to each other.

Mitu is described as an area of transition between the dry plains of Orinoco and the Amazon rainforest with temperatures ranging from 24°C to 38°C (75.2 to 100.4 farenheit). There are dry and wet seasons with rainfalls ranging from 254 cm to 635 cm per year. Exploration work can be carried out unhampered throughout the year, although production may be slower during the months of April, May, and October when peak rains occur.

There is a heavy reliance on government expenditure in the form of government salaries and government subsidies to improve living conditions in the area. Other economic activities in the area consist of the collection of wild rubber and subsistence farming with the cultivation of yucca, pupuna, peppers, pineapple, sugar cane and onions. Mineral resources such as gold and ilmenite can be found as well as small percentage content of coltan tantalite.

Over 98% of the municipality is covered in tropical forests, which are part of the Forest Reserve of the Amazon so their uses are conditional. The main food crops are cassava, maize, coca, banana, sweet potato and yam cane. Various fruits are also grown in the region such as pineapple, papaya, watermelon, cocoa as well as numerous local wild fruits.

In Mitu, there is an airport named Alberto Leon Bentley which has been in operation since September 2002 with a runway length of 1850 meters long and 30 wide. The airport terminal, approximately 1620 meters square in size, handles all cargo (food, fuel, and other materials) to be distributed to interior areas in the Department of Vaupes. Freight companies operate regularly and air taxi carriers provide transport service between Mitu, the other municipalities of the department and rural indigenous communities.

A series of unpaved roads connects the town of Mitu to other communities in the interior of the department accessible by jeep. A 54 km of passable roadway links Mitu to the town of Monforth. There are numerous trails present and many of the local residents use canoes and waterways to travel between communities in the Amazon Basin

History

Numerous showings of mineralization have been discovered in the area and six prospects have achieved significant production, with the nearby Lopez Gold Claim (25 kilometers away) producing 134,000 ounces of gold annually. Gold is reported to have also been discovered in Taraira, a municipal in the Department of Vaupes approximately 95 km southeast of Mitu, where several mining explorations are currently being conducted.

Geological setting

Regional Geology of the Area

The project lies within the northwestern edge of the Neblina successor foreland basin, a large Meso- to Paleo-Proterozoic basin, which overlaps the Paleo-Proterozoic Roraima foreland basin and encompasses a large area of Brazil, as well as areas of Venezuela, Guyana and Colombia.

Deposits within these basins were derived from the Trans-Amazonian mountain range and are dominantly mature deltaic and shallow-marine sandstones such as quartz arenite and arkosic sandstones. Sedimentary strata underlying the project area and gold mineralization are belong to a group of Roraima-like have been determined. Sedimentary outliers overlie Roraima Supergroup strata further west, for which zircon from tuffs within this Supergroup are from the Paleoproterozoic age. Basin deposits in the project area overlie the eastern Proterozoic Rio Negro Amazon craton formed mostly by collisional S- and I-type granitoids which were intruded into the basement. Roraima-like sequences including deposits were deformed during the Sunsas collision along the northwestern and southwestern margins of the Amazon craton. These deposits remained buried until Late Jurassic, when they were uplifted during the Takutu rift event which preceded the drift phase of Africa and North America.

The metasedimentary sequence is comprised predominantly of quartzarenite strata with minor mudstone and siltstone intercalations and metaconglomerate beds. This sequence is the primary host to gold mineralization in the region. Meta-sedimentary strata throughout the region have been folded into a sequence of northerly-trending anticlines and synclines. Outcrop patterns suggest poly-phase folding.

The MITU Gold Claim is the located on a bedrock of native gold occurrences and numerous relatively small alluvial gold deposits. Mineralization was discovered in the area in the early 1930s and since that time has been the site of multiple small-scale placer and hard-rock gold recovery operations by individual miners. These minor operations left no disturbance or contamination on the surface or in the groundwater, and so no remediation activities will be needed. Alluvial gold deposits appear to be widespread in the region and these types of deposits have been the main target of small-scale individual miners. Native gold is readily panned from the surrounding areas, generally in areas of minor excavations and mine workings and also from creeks. Grains of native gold up to 5mm in size have been observed in rock samples from the project.

In-situ primary gold mineralization in the district occurs along trending ridges of Precambrian sedimentary stratigraphy. Quartz arenite is the main lithological unit in this metasedimentary sequence and is also the primary host of gold. Minor native gold also occurs in metaconglomerate beds in the sedimentary sequence.

Primary gold mineralization identified to date in the district appears to be strongly controlled by stratigraphy, however, it is also associated with cross-cutting structures. Mineralization occurs as fine to coarse-grained native gold hosted by narrow cryptocrystalline quartz veins. Gold mineralization also occurs as possibly detrital grains along bedding planes and as very fine interstitial grains interpreted as paleoplacer mineralization.

Mineralization is most closely associated with silica alteration at all locations, occurring as minor zones of narrow quartz veining and/or as evidently more widely distributed zones of silicification in host strata. Native gold most commonly occurs in the absence of sulfides or other opaque minerals or in association with trace to minor amounts of pyrite and/or wolframite. The presence of organic matter within the sedimentary strata has also been suggested to be important to gold mineralization.

Historic reports and preliminary investigations suggest that the district has the potential to host paleoplacer or modified paleoplacer and/or epigenetic vein- and shear-related gold mineralization. A synsedimentary origin for gold mineralization in the district is consistent with apparent lithological and stratigraphic controls on mineralization and by the widespread distribution of gold mineralization in quartz arenite dominant strata. The tentative identification of rounded and irregular-shaped gold particles in quartz sandstone also supports a synsedimentary origin since these particles closely resemble paleoplacer "micronuggets", and do not appear to be related to veining. The apparent paucity of sulfides associated with gold mineralization and the absence of significant hydrothermal alteration could also be construed as supportive of a paleoplacer origin for stratabound mineralization.

The common occurrence of native gold in narrow quartz veins and along fractures, supports either an epigenetic or remobilized paleoplacer model. The close association between mineralization and silica, as silicification of quartz arenite strata and/or as narrow quartz veinlets and the apparent association between gold and elements such as bismuth and antimony may more readily conform with an epigenetic model.

Nevertheless, a possible Paleoproterozoic age for siliciclastic deposits and therefore also for inferred detrital gold mineralization do not preclude a paleoplacer origin for gold mineralization. It is hypothesized that where regional-scale tectonic processes favored their preservation, paleoplacer gold deposits, which is thought to have formed throughout earth's history, have survived. An increase in the distribution of orogenic gold deposits globally have provided a ready source of primary gold for redistribution in Late Paleoproterozoic placers.

Both epigenetic and syngenetic paleoplacer deposit types are being targeted in exploration programs with the possibility for paleoplacer or remobilized paleoplacer and structurally controlled and/or vein-hosted gold mineralization in the district, and considering the potential economic importance associated with these styles of mineralization.

Exploration

Records indicate that no detailed exploration has been completed on the property.

Drilling Summary

No drilling has occurred on the MITU Gold Claim. Since 2000, several properties east of Mitu Gold Claim have been drilled by junior mineral exploration companies.

Sampling Method, Sample Preparation, Data Verification

All the exploration will be conducted according to generally accepted exploration procedures with methods and preparation that are consistent with generally accepted exploration practices. No samples have been taken.

No other procedures of quality control will be employed and no opinion on their absence is expressed.

Report Recommendations

A two phased exploration program to further delineate the mineralized system currently recognized on MITU Gold Claim is recommended.

The program would consist of air photo interpretation of the structures, geological mapping, both regionally and detailed on the area of the main showings, geophysical survey using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional reconnaissance survey and geochemical soil sample surveying regionally to identify other areas on the claim that are mineralized and in detail on the known areas of mineralization. The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

Budget

The proposed budget for the recommended work in COP 37,150,840 (USD$ 19,712) is as follows:

Phase I

1. Geological Mapping	COP 7,305,178

2. Geophysical Surveying	COP 5,345,662

TOTAL PHASE I	COP12,650,840

Phase II

1. Geochemical surveying and surface sampling (includes sample collection and essaying)	COP24,500,000

TOTAL PHASE li	COP24,500,000

GRAND TOTAL EXPLORATION	COP 37,150,840

Glossary of Mining Terms

Amphibolite	a class of metamorphic rock composed mainly of amphibole with some quartz

Andesite	a class of fine-grained rock, of volcanic origin, containing mostly plagioclase and feldspar

Anorthosite	a phaneritic, intrusive igneous rock characterized by a predominance of plagioclase feldspar

Aplite	a fine-grained granitic rock composed mostly of quartz and feldspars

Aquifer	an underground layer of water-bearing porous stone, earth, or gravel

Argile	clay

Argillite	a rock derived either from siltstone, claystone or shale that has undergone a somewhat higher degree of induration than is present in those rocks.

Assaying	laboratory examination that determines the content or proportion of a specific metal contained within a sample.

Auriferous	refers to gold (AU) or gold equivalents (AUEQ).

Basalt	a hard rock of varied mineral content; volcanic in origin, it makes up much of the Earth's crust

Bauxite	the principal ore of aluminium; a clay-like mineral, being a mixture of hydrated oxides and hydroxides.

Caldera	a large circular volcanic depression often originating due to collapse

Charnockites	any orthopyroxene-bearing granite, composed mainly of quartz, perthite or antiperthite and orthopyroxene (usually hypersthene), as an end-member of the charnockite series.

Chert

massive, dull-colored and opaque quartzite, hornstone, impure chalcedony or other flint-like mineral. By general usage in mineralogy and geology, a chert does not have a conchoidal fracture. In North American archeology the term chert occasionally is still used for various siliceous minerals (including flint) that have a conchoidal fracture; this leads to confusion between the terms flint and chert in some archeology texts.

Clay	a mineral substance made up of small crystals of silica and alumina, that is ductile when moist; the material of pre-fired ceramics; an earth material with ductile qualities

Clinopyroxene	any pyroxene that has a monoclinic crystal structure

Coal

a readily combustible black or brownish-black sedimentary rock normally occurring in rock strata in layers or veins called coal beds. The harder forms, such as anthracite coal, can be regarded as metamorphic rock because of later exposure to elevated temperature and pressure. Coal is composed primarily of carbon along with variable quantities of other elements, chiefly sulfur, hydrogen, oxygen and nitrogen.

Copper

a chemical element with the symbol Cu (Latin: cuprum) and atomic number 29. It is a ductile metal with very high thermal and electrical conductivity. Pure copper is rather soft and malleable, and a freshly-exposed surface has a pinkish or peachy color.

Cretaceous age	a geological period and system from 145 to 65 million years ago.

Crystalline	a solid material, whose constituent atoms, molecules, or ions are arranged in an orderly repeating pattern extending in all three spatial dimensions; ie. crystals.

Dolerite	A fine-grained basaltic rock

Dynamothermal	rock formed at variable temperatures

Extrusive

the mode of igneous volcanic rock formation in which hot magma from inside the Earth flows out (extrudes) onto the surface as lava or explodes violently into the atmosphere to fall back as pyroclastics or tuff. This is opposed to intrusive rock formation, in which magma does not reach the surface. The main effect of extrusion is that the magma can cool much more quickly in the open air or under seawater, and there is little time for the growth of crystals. Often, a residual portion of the matrix fails to crystallize at all, instead becoming an interstitial natural glass or obsidian.

Fault

a break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspar

any of a large group of rock-forming minerals that, together, make up about 60% of the earth's outer crust. The feldspars are all aluminum silicates of the alkali metals sodium, potassium, calcium and barium. Feldspars are the principal constituents of igneous and plutonic rocks.

Flatmake	flat-dipping fractures

Fold	a curve or bend of a planar structure such as rock stata, bedding planes, foliation, or cleavage.

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	a distinct layer of sedimentary rock of similar composition.

Gabbro

a group of dark-colored, basic intrusive igneous rocks composed principally of basic plagioclase (commonly labradorite or bytownite) and clinopyroxene (augite), with or without olivine and orthopyroxene; also, any member of that group. It is the approximate intrusive equivalent of basalt. Apatite and magnetite or ilmenite are common accessory minerals.

Geochemistry	the study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysicist	one who studies the earth; in particular the physics of the solid earth, the earth’s magnetosphere, and the atmosphere.

Geotechnical	the study of ground stability

Gneiss

a foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate

Gold

chemical element with the symbol Au (from Latin: aurum, "shining dawn") and an atomic number of 79. It has been a highly sought-after precious metal for coinage, jewelry, and other arts since the beginning of recorded history. The metal occurs as nuggets or grains in rocks, in veins and in alluvial deposits. Gold is dense, soft, shiny and the most malleable and ductile pure metal known. Pure gold has a bright yellow color and luster traditionally considered attractive, which it maintains without oxidizing in air or water. Gold is one of the coinage metals and has served as a symbol of wealth and a store of value throughout history. Gold standards have provided a basis for monetary policies. It also has been linked to a variety of symbolisms and ideologies.

Granite

highly felsic igneous plutonic rock, typically light in color; rough plutonic equivalent of rhyolite. Granite is actually quite rare in the U.S.; often the term is applied to any quartz-bearing plutonic rock.

Granodiorite

a group of coarse-grained plutonic rocks intermediate in composition between quartz diorite and quartz monzonite, and potassium feldspar, with biotite, hornblende, or more rarely, pyroxene, as the mafic component.

Granulite

fine to medium–grained metamorphic rocks that have experienced high temperatures of metamorphism, composed mainly of feldspars sometimes associated with quartz and anhydrous ferromagnesian minerals, with granoblastic texture and gneissose to massive structure. They are of particular interest to geologists because many granulites represent samples of the deep continental crust. Some granulites experienced decompression from deep in the Earth to shallower crustal levels at high temperature; others cooled while remaining at depth in the Earth.

Graphite

one of the allotropes of carbon. Unlike diamond (another carbon allotrope), graphite is an electrical conductor, a semimetal, and can be used, for instance, in the electrodes of an arc lamp. Graphite holds the distinction of being the most stable form of carbon under standard conditions.

Gypsum	a mineral consisting of the hydrated calcium sulphate. When calcined, it forms plaster of Paris.

Heavy mineral sands ore deposits a class of ore deposit which is an important source of zirconium, titanium, thorium, tungsten, rare earth elements, the industrial minerals diamond, sapphire, garnet, and occasionally precious metals or gemstones. Heavy mineral sands are placer deposits formed most usually in beach environments by concentration due to the specific gravity of the mineral grains. It is equally likely that some concentrations of heavy minerals (aside from the usual gold placers) exist within streambeds, but most are of a low grade and are relatively small.

Hydrothermal	creation of rock with fluid at high temperatures

Igneous	resulting from, or produced by, the action of great heat; with rocks, it could also mean formed from lava/magma; granite and basalt are igneous rocks

Intrusions	masses of igneous rock that, while molten, were forced into other rocks.

Iron

chemical element with the symbol Fe (Latin: ferrum) and atomic number 26. It is a metal in the first transition series. Like other group 8 elements, it exists in a wide range of oxidation states. Iron and iron alloys (steels) are by far the most common metals and the most common ferromagnetic materials in everyday use. Fresh iron surfaces appear lustrous silvery-gray, but oxidize in air. Iron is the most common element in the earth, albeit the fourth most common one in the earth's crust.

Khondalite	a granulite-facies metasedimentary rock.

Laterite	a red hard or gravel-like soil or subsoil formed in the tropics that has been leached of soluble minerals leaving insoluble iron and aluminium oxides and hydroxides; used to make bricks and roads.

Leptynite	a granulite.

Lignite	a low-grade, brownish-black coal

Limestone	An abundant rock of marine and fresh-water sediments; primarily composed of calcite (calcium carbonate); it occurs in a variety of forms, both crystalline and amorphous.

Marble

a non foliated metamorphic rock composed mostly of calcite, a crystalline form of calcium carbonate. It is formed from carbonate rocks, often limestone. It is extensively used for sculpture and as a building material.

Magnetite	a ferrimagnetic mineral with chemical formula Fe 3 O 4 , one of several iron oxides and a member of the spinel group.

Metamorphic

the mineralogical, chemical, and structural adjustment of solid rocks to physical and chemical conditions that have generally been imposed at depth below the surface zones of weathering and cementation, and that differ from the conditions under which the rocks in question originated.

Metasediment	a metamorphosed sedimentary rock

Mica	the name of a group of hydrous aluminosilicate minerals characterized by highly perfect cleavage, so that they readily separate into very thin leaves, more or less elastic.

Monzonite

an intermediate igneous intrusive rock composed of approximately equal amounts of sodic to intermediate plagioclase and orthoclase feldspars with minor amounts of hornblende, biotite and other minerals.

Ore	the natural occurring mineral from which a mineral or minerals of economic value can be extracted profitable or to satisfy social or political objectives.

Oxides	a chemical compound containing at least one oxygen atom as well as at least one other element. Most of the Earth's crust consists of oxides. Oxides result when elements are oxidized by oxygen in air.

Paragneisses	a gneiss from sedimentary rock

Peat

an accumulation of partially decayed vegetation matter. Peat forms in wetland bogs, moors, muskegs, pocosins, mires, and peat swamp forests. Peat is harvested as an important source of fuel in certain parts of the world.

Pegmatite

a very coarse-grained, intrusive igneous rock composed of interlocking grains usually larger than 2.5 cm in size; such rocks are referred to as pegmatitic. Most pegmatites are composed of quartz, feldspar and mica; in essence a granite. Rarer intermediate composition and mafic pegmatites containing amphibole, Ca-plagioclase feldspar, pyroxene and other minerals are known, found in recrystallised zones and apophyses associated with large layered intrusions.

Phosphatic nodules

black to brown, rounded mass, variable in size from a few millimeters to 30 or more centimeters. Usually consists of coprolites, corals, shells, and bones, more or less enveloped in crusts of collophane. Found in many horizons of marine origin. Also covering the ocean floors at many locations around the world.

Placers	an accumulation of valuable minerals formed by deposition of dense mineral phases in a trap site.

Precious metals

a rare, naturally occurring metallic chemical element of high economic value, which is not radioactive (excluding natural polonium, radium, actinium and protactinium). Chemically, the precious metals are less reactive than most elements, have high lustre, are softer or more ductile, and have higher melting points than other metals. Historically, precious metals were important as currency, but are now regarded mainly as investment and industrial commodities. Gold, silver, platinum, and palladium each have an ISO 4217 currency code.

Production	a “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Pyrite	a yellow iron sulphide mineral of little value and referred to as ‘fool’s gold’.

Pyrrhotite	a bronze-colored, magnetic iron sulphide mineral

Quartz	a common rock-forming mineral consisting of silicon and oxygen

Quartzite

a hard metamorphic rock which was originally sandstone. Sandstone is converted into quartzite through heating and pressure usually related to tectonic compression within orogenic belts. Pure quartzite is usually white to grey, though quartzites often occur in various shades of pink and red due to varying amounts of iron oxide. Other colors, such as yellow and orange, are due to other mineral impurities.

Reserve

the term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Schist	any crystalline rock having a foliated structure and hence admitting of ready division into slabs or slates.

Seismic	referring to earthquakes

Shear	a form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Silica

the chemical compound silicon dioxide, also known as silica (from the Latin silex), is an oxide of silicon with a chemical formula of SiO 2 and has been known for its hardness since antiquity. Silica is most commonly found in nature as sand or quartz, as well as in the cell walls of diatoms. Silica is the most abundant mineral in the Earth's crust.

Stockwork	a complex system of structurally controlled or randomly oriented veins. Stockworks are common in many ore deposit types and especially notable in greisens. They are also referred to as stringer zones.

Stratum	one of several parallel horizontal layers of material arranged one on top of another. A layer of sedimentary rock having approximately the same composition throughout

Sulphides	an anion of sulfur in its lowest oxidation number of −2. Sulfide is also a slightly archaic term for thioethers, a common type of organosulfur compound that are well known for their bad odors.

Telluride	a compound of a metal with tellurium; metal salts of tellurane. Any organic compound of general formula R 2 Te (R not = H), the tellurium analogues of ethers. Another name for sylvanite.

Tonalite

an igneous, plutonic (intrusive) rock, of felsic composition, with phaneritic texture. Feldspar is present as plagioclase (typically oligoclase or andesine) with 10% or less alkali feldspar. Quartz is present as more than 20% of the rock. Amphiboles and pyroxenes are common accessory minerals.

UTM

the Universal Transverse Mercator (UTM) coordinate system is a grid-based method of specifying locations on the surface of the Earth that is a practical application of a 2-dimensional Cartesian coordinate system. It is used to identify locations on the earth, but differs from the traditional method of latitude and longitude in several respects. The UTM system is not a single map projection. The system instead employs a series of sixty zones, each of which is based on a specifically defined secant transverse Mercator projection.

Vein	a thin, sheet-like body of hydrothermal mineralization, principally quartz.

Wall Rock	the rock adjacent to a vein.

Wollastonite

a calcium inosilicate mineral (CaSiO 3 ) that may contain small amounts of iron, magnesium, and manganese substituting for calcium. It is usually white. It forms when impure limestone or dolostone is subjected to high temperature and pressure sometimes in the presence of silica-bearing fluids as in skarns or contact metamorphic rocks. Associated minerals include garnets, vesuvianite, diopside, tremolite, epidote, plagioclase feldspar, pyroxene and calcite. It is named after the English chemist and mineralogist William Hyde Wollaston (1766–1828).

Legal Proceedings

No legal proceedings against us have been reported or are pending. Neither we nor our property are subject to any material legal proceedings or other regulatory proceedings, and to our knowledge no such proceedings are contemplated or threatened.

Enforceability of Civil Liabilities Against Foreign Persons

It may be difficult to bring and enforce suits against our management in the United States as they are citizens of the Republic of the Colombia. The Company, however, is incorporated in the State of Nevada. Cash and the MITU Gold Claim are our only assets.

Market for Common Equity, Dividends and Related Stockholder Matters

Holders

MITU has two shareholders at the date of this prospectus.

Market Information

At the present time, there is no established market price for our shares. No shares have been offered pursuant to or underlying an employee benefit plan. There are no outstanding options, warrants or securities exercisable for or convertible into common equity of our Company. The number of shares subject to resale under Rule 144 is 30,000,000. Share certificates representing these shares bear the appropriate restrictive legend.

No Public Market for Common Stock

There is currently no public market for our common stock. We anticipate making an application for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part and our obtaining a sufficient number of stockholders to enable our common stock to become quoted on the OTC Bulletin Board. However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Options, Warrants or Convertible Securities

As of the date of this prospectus, we do not have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.           One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 300,000 shares as of the date of this prospectus; or

2.           The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless the company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company. MITU is a shell company.

Registration Rights

We have not granted registration rights to our officers or director or to any other persons.

We are paying the expenses of the Offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) obtain a sufficient number of shareholders to enable our common stock to be quoted on the OTC Bulletin Board. We plan to file a Registration Statement on Form 8-A with the SEC concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a reporting company with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) concurrently with the effectiveness of the Registration Statement on Form S-1. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for quotation on the OTC Bulletin Board. We believe that the registration of this Offering may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our exploration program, we may need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and quotation on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Anti-takeover Provisions

The Chapter 78 of Nevada Revised Statutes contains a provision governing "acquisition of controlling interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which: has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having: an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or representing 10 percent or more of the earning power or net income of the corporation.

An "interested shareholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of: the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher; the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

MITU has elected in its Articles of Incorporation, as it is permitted to do under Nevada Law, not to be governed by the terms and provisions of the anti-takeover statutes described above. These anti-takeover provisions will not apply to MITU unless its articles are amended to remove this election.

Registered Agent

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada. Our registered agent for this purpose is American Corporate Enterprises, 123 W Nye Lane, Suite 129, Carson City, NV 89703. All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2) .

Transfer Agent

We have engaged the services of Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, Telephone No.: (801) 274-1088.

Dividend Policy

We have not declared or paid any dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future as we plan to retain any earnings to support operations and to finance growth and development of our business.

Financial Statements

PLS CPA, A PROFESSIONAL CORP.
• 4725 MERCURY STREET #210 • SAN DIEGO • CALIFORNIA 92111 •
• TELEPHONE (858)722-5953 • FAX (858) 761-0341 • FAX (858) 433-2979
• E-MAIL changgpark@gmail.com •

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Mitu Resources, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Mitu Resources, Inc. (An Exploration Stage “Company”) as of March 31, 2014 and the related statements of operation, changes in shareholders’ equity and cash flow for the period from April 17, 2013 (inception) to March 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mitu Resources, Inc. as of March 31, 2014, and the result of its operation and its cash flow for the period from April 17, 2013 (inception) to March 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA
____________________
PLS CPA, A Professional Corp.

May 5, 2014
San Diego, CA. 92111

Mitu Resources Inc.
(An Exploration Stage Company)
Balance Sheet
(Expressed in U.S. dollars)

March 31,
2014
$
ASSETS

Current Assets

Cash	21,761
Total Current Assets	21,761

Mineral properties	5,000

Total Assets	26,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	10,000

Total Liabilities	10,000

Stockholders’ Equity

Common Stock
Authorized: 70,000,000 common shares, with par value $0.001 Issued and outstanding: 30,000,000 common shares	30,000

Accumulated Deficit	(13,239)

Total Stockholders’ Equity	16,761

Total Liabilities and Stockholders’ Equity	26,761

(The accompanying notes are an integral part of these financial statements)

Mitu Resources Inc.
(An Exploration Stage Company)
Statement of Operations
(Expressed in U.S. dollars)

From April 17, 2013
(Date of inception) to
March 31, 2014
$
Revenue	–

Operating Expenses
Professional fees	12,500
Transfer agent fees	739

Total Operating Expenses	13,239

Net Loss	(13,239)

Net Loss Per Share – Basic and Diluted	(0.00)

Weighted Average Shares Outstanding	30,000,000

(The accompanying notes are an integral part of these financial statements)

Mitu Resources Inc.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in U.S. dollars)

From April 17, 2013
(Date of inception)
to March 31, 2014
$
Operating Activities

Net loss	(13,239)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	10,000

Net Cash Used In Operating Activities	(3,239)
Investing Activities
Acquisition of mineral properties	(5,000)
Net Cash Used in Investing Activities	(5,000)
Financing Activities
Issuance of shares for cash	30,000
Net Cash Provided By Financing Activities	30,000
Increase (Decrease) in Cash	21,761

Cash – Beginning of Period	-
Cash – End of Period	21,761

Mitu Resources Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
From April 17, 2013 (date of inception) to March 31, 2014
(Expressed in U.S. dollars)

	Common Stock
			Accumulated
	Shares	Par Value	Deficit	Total
	#	$	$	$

Balance as at April 17, 2013 (date of inception)	–	–	–	–

Issuance of founder shares	30,000,000	30,000	–	30,000

Net loss for the period	–	–	(13,239)	(13,239)

Balance as at March 31, 2014	30,000,000	30,000	(13,239)	16,761

1.	Nature of Operations and Continuance of Business

Mitu Resources Inc. (the “Company”) was incorporated in the State of Nevada on April 17, 2013 and is a mineral exploration and production company engaged in the exploration, acquisition, and development of mineral properties. The Company holds nine claims in the Mitu Gold Mine in Departamento del Vaupes, Colombia and is in the process of exploring these claims, as well as raising additional capital for future acquisitions. The Company is an exploration stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated no revenues to date, and has an accumulated deficit of $13,239. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s plan of action over the next twelve months is to raise capital financing to conduct exploration and drilling on its mineral property claims held in Departamento del Vaupes, Colombia as well as exploring for new mineral property claims.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (“US GAAP”), and are expressed in US dollars. The Company’s fiscal year-end is March 31.

b)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of mineral properties, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As at March 31, 2014, the Company had no cash equivalents.

d)	Mineral Property Costs

The Company has been in the exploration stage since its formation on April 17, 2013 and has not yet realized any revenues from its planned operations. Mineral property acquisition costs are capitalized as incurred. Exploration and evaluation costs are expensed as incurred until proven and probable reserves are established. The Company assesses the carrying costs for impairment under ASC 360, “Property, Plant, and Equipment” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

2.	Summary of Significant Accounting Policies (continued)

	e)	Asset Retirement Obligations

As at March 31, 2014, the Company has no asset retirement obligations.

	f)	Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if- converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Accounting for Income Taxes, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	h)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2014, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	k)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities. Pursuant to ASC, the fair value of cash and cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

2.	Summary of Significant Accounting Policies (continued)

	l)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Mineral Property

On April 17, 2013, the Company acquired nine claims in the Mitu Gold Mines, located in Colombia, for $5,000.

4.	Common Shares

On April 17, 2013, the Company issued 30,000,000 common shares to founders of the Company at $0.001 per share for proceeds of $30,000.

5.	Income Taxes

The Company has $13,239 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2034. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at March 31, 2014, the Company had no uncertain tax positions.

March 31,
2014
$

Net loss before taxes	13,239
Statutory rate	34%

Computed expected tax recovery	4,501
Change in valuation allowance	(4,501)

Income tax provision	–

The significant components of deferred income tax assets and liabilities as at March 31, 2014 after applying enacted corporate income tax rates are as follows:

2014
$

Net operating losses carried forward	4,501
Valuation allowance	(4,501)

Net deferred tax asset	–

6.	Subsequent Event

We have evaluated subsequent events through to the date of issuance of the financial statements, and did not have any material recognizable subsequent events after March 31, 2014.

Mitu Resources Inc.
(An Exploration Stage Company)
March 31, 2014

Mitu Resources Inc.
(An Exploration Stage Company)
Condensed Balance Sheets
(Expressed in U.S. dollars)

	June 30,	March 31,
	2014	2014
	$	$
	(unaudited)
ASSETS
Current Assets
Cash	5,247	21,761
Prepaid expenses	2,000	–
Total Current Assets	7,247	21,761
Mineral properties	5,000	5,000
Total Assets	12,247	26,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	2,594	10,000
Total Liabilities	2,594	10,000
Stockholders’ Equity
Common Stock
Authorized: 70,000,000 common shares, with par value $0.001 Issued and outstanding: 30,000,000 common shares	30,000	30,000
Accumulated Deficit	(20,347)	(13,239)
Total Stockholders’ Equity	9,654	16,761
Total Liabilities and Stockholders’ Equity	12,247	26,761

(The accompanying notes are an integral part of these financial statements)

Mitu Resources Inc.
(An Exploration Stage Company)
Condensed Statements of Operations
(Expressed in U.S. dollars)
(unaudited)

		For the period
		from April 17,	Accumulated from
	For the three	2013 (date of	April 17, 2013
	months ended	inception) to	(Date of inception)
	June 30,	March 31,	to June 30,
	2014	2014	2014
	$	$	$

Revenue	–	–	–

Operating Expenses

Professional fees	5,500	12,500	18,000
Transfer agent fees	1,608	739	2,347

Total Operating Expenses	7,108	13,239	20,347

Net Loss	(7,108)	(13,239)	(20,347)

Net Loss Per Share – Basic and Diluted	(0.00)	(0.00)

Weighted Average Shares Outstanding	30,000,000	30,000,000

(The accompanying notes are an integral part of these financial statements)

Mitu Resources Inc.
(An Exploration Stage Company)
Condensed Statements of Cash Flows
(Expressed in U.S. dollars)
(unaudited)

		For the period
		from April 17,	Accumulated from
	For the three	2013(date of	April 17, 2013
	months ended	inception) to	(Date of inception)
	June 30,	March 31,	to June 30,
	2014	2014	2014
	$	$	$

Operating Activities

Net loss	(7,108)	(13,249)	(20,347)

Changes in operating assets and liabilities:

Prepaid expenses	(2,000)	–	(2,000)
Accounts payable and accrued liabilities	(7,406)	10,000	2,594
Net Cash Used In Operating Activities	(16,514)	(3,239)	(19,753)

Investing Activities

Acquisition of mineral properties	–	(5,000)	(5,000)

Net Cash Used in Investing Activities	–	(5,000)	(5,000)

Financing Activities

Issuance of shares for cash	–	30,000	30,000

Net Cash Provided By Financing Activities	–	30,000	30,000

Increase (Decrease) in Cash	(16,514)	21,761	5,247

Cash – Beginning of Period	21,761	–	–

Cash – End of Period	5,247	21,761	5,247

(The accompanying notes are an integral part of these financial statements)

1.	Nature of Operations and Continuance of Business

Mitu Resources Inc. (the “Company”) was incorporated in the State of Nevada on April 17, 2013 and is a mineral exploration and production company engaged in the exploration, acquisition, and development of mineral properties. The Company holds nine claims in the Mitu Gold Mine in Departamento del Vaupes, Colombia and is in the process of exploring these claims, as well as raising additional capital for future acquisitions. The Company is an exploration stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated no revenues to date, and has an accumulated deficit of $20,347. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s plan of action over the next twelve months is to raise capital financing to conduct exploration and drilling on its mineral property claims held in Departamento del Vaupes, Colombia as well as exploring for new mineral property claims.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (“US GAAP”), and are expressed in US dollars. The Company’s fiscal year-end is March 31.

b)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of mineral properties, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Interim Condensed Consolidated Financial Statements

These interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As at June 30, 2014, the Company had no cash equivalents.

2.	Summary of Significant Accounting Policies (continued)

	e)	Mineral Property Costs

The Company has been in the exploration stage since its formation on April 17, 2013 and has not yet realized any revenues from its planned operations. Mineral property acquisition costs are capitalized as incurred. Exploration and evaluation costs are expensed as incurred until proven and probable reserves are established. The Company assesses the carrying costs for impairment under ASC 360, “Property, Plant, and Equipment” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

	f)	Asset Retirement Obligations

As at June 30, 2014, the Company has no asset retirement obligations.

	g)	Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Accounting for Income Taxes, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	i)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2014, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	k)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

2.	Summary of Significant Accounting Policies (continued)

	k)	Financial Instruments (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities. Pursuant to ASC, the fair value of cash and cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

	l)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Mineral Property

On April 17, 2013, the Company acquired nine claims in the Mitu Gold Mines, located in Colombia, for $5,000.

4.	Common Shares

On April 17, 2013, the Company issued 30,000,000 common shares to founders of the Company at $0.001 per share for proceeds of $30,000.

5.	Subsequent Event

We have evaluated subsequent events through to the date of issuance of the financial statements, and did not have any material recognizable subsequent events after June 30, 2014.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be considered in conjunction with audited financial statements of the company and forward-looking statements contained here apply from this date and involve some risks and uncertainties. We are a start-up, exploration stage company. We have a limited operating history and have not yet generated or realized any revenues from our activities. We have yet to undertake any exploration activity on our sole property - the MITU Gold Claim. As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future. Our plan is to explore the MITU Gold Claim for gold; we want to proceed but lack sufficient cash to do so. The two phase exploration program will cost $6,712 (COP 12,650,840) for Phase I and $13,000 (COP 24,500,000) for Phase II. Thus, the anticipated company expenses over the next year are roughly $19,712 in exploration alone if Phase I and Phase II are undertaken. We also anticipate an additional $49,337 for expenses including professional legal and accounting services required after becoming a reporting company. No revenues have yet been earned. We do not anticipate revenues until a commercially profitable product can be extracted and sold. As exploration has not yet commenced, we remain uncertain as to whether we will ever discover profitable amounts of mineral and what the market will be for it when and if we do produce some. If conditions are favorable, then upon discovery we will enter into production. If we do not proceed then we will try to acquire an interest in another mineral claim. Should we not have sufficient funds to purchase another mineral claim outright then we may have to make a share offering to obtain an option on a property. If that succeeds then again we would try to explore with money raised by offering our stock, engaging in borrowing, or locating a joint venture partner. We have not generated any revenues, and no revenues are anticipated until we begin removing and selling minerals, if ever. Accordingly, we must raise cash from sources other than the sale of gold found on the MITU Gold Claim.

To implement further exploration work on the MITU Gold Claim and to stay in business, we must raise additional cash – particularly over the next 12 months. If we cannot raise additional funds we will not have sufficient funds to satisfy our cash requirements and would have to go out of business. Since our business activity is related solely to the exploration and evaluation of the MITU Gold Claim, it is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As at March 31, 2014, we had $11,761 in working capital. Our future financial success will depend upon the success of the exploration work on the MITU Gold Claim. Such exploration may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any mineralization which may be discovered by us is largely dependent on factors beyond our control, such as the market value of metals produced, mining regulations in Columbia and foreign exchange rates.

Liquidity and Capital Resources

Since inception to the present, we have raised capital through private placements of common stock aggregating $30,000 with our only two shareholders and officers. As at June 30, 2014 , we had $4,653 in working capital.

Our capital commitments for the coming 12 months consist of administrative expenses together with expenses associated with the completion of our planned exploration program. Including this exploration work, we estimate that we will have to incur the following expenses during the next 12 months:

Expenses	Amount	Description
Accounting	$4,650	Fees to the independent accountant for preparing the quarterly and annual financial statements.
Legal	25,000	Legal fees in connection with preparing and filing this registration statement and other miscellaneous matters.
Audit	10,000	Review of the quarterly financial statements and audit of the annual financial statements
Exploration	6,712	for Phase I
Filing Fees	475	Annual fee to the Secretary of State for Nevada
Office	1,000	Photocopying, delivery and fax expenses
Transfer agent’s fees	1,500	Annual fee of $500 and estimated miscellaneous charges of $1,000
Estimated Expenses	$49,337

In the future, the Company may be forced to rely upon cash advances from its officers to meet current and future liabilities.

We have no plant or significant equipment to sell, nor are we going to buy any plant or significant equipment during the next 12 months. We will not buy any equipment unless we locate a body of ore and determine that it is economical to extract the ore from the land. We may attempt to interest other companies to undertake exploration work on the MITU Gold Claim through joint venture arrangement or even the sale of part of the MITU Gold Claim. Neither of these avenues has been pursued as of the date of this prospectus. Our geologist has recommended an exploration program for the MITU Gold Claim. However, even if the results of this work suggest further exploration work is warranted, we do not presently have the requisite funds and so will be unable to complete anything beyond the exploration work on Phase I recommended in the Report until we raise more money or find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will be unable to complete any work beyond the exploration program recommended by our geologist. If we are unable to finance additional exploration activities, we do not know what we will do and we do not have any plans to do anything else. We do not intend to hire any employees at this time. All of the work on the MITU Gold Claim will be conducted by our two officers. They will be responsible for supervision, surveying, exploration, and excavation and will be capable of evaluating the information derived from the exploration and excavation including advising MITU on the economic feasibility of removing any mineralized material we may discover. Of all the possibilities of financing to meet current and future liabilities, the most likely is cash advances from our officers. However, we have no agreements with our officers for them to make such advances, and they have no obligation to do so.

The Company can operate for at least six months with its current cash balance.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a exploration stage company and have not generated any revenues from our exploration activities. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest in the exploration of our property before we start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to fully implement our phased exploration program. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholder.

Results of Operations

Three months ended June 30, 2014

During the three months ended June 30, 2014, we incurred a net loss of $7,108, resulting in a loss per share of $0.00.  The net loss was due to professional fees of $5,500 incurred as part of the S-1 registration process and transfer agent and filing fees of $1,608.

Period from April 17, 2013 (date of inception) to March 31, 2014

We incurred a net loss of $13,239 for the period from for the period from April 17, 2013 (inception) to March 31, 2014, resulting in a loss per share of $0.00. The loss was attributable to an aggregate of professional and transfer agent fees.

Our Planned Exploration Program

We must conduct exploration to determine what, if any, amounts of minerals exist on the MITU Gold Claim and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to explore and evaluate our property efficiently.

Our anticipated exploration costs for Phase I work on the MITU Gold Claim are approximately $6,712. This figure represents the anticipated cost to us of completing only Phase I work recommended by the Report. However, should the results of this work be sufficiently encouraging to justify our undertaking Phase II work recommended in the Report at an estimated cost of $13,000, we will have to raise additional investment capital. Regardless, we will have to raise additional funds within the next 12 months in order to satisfy our ongoing cash requirements and finance anything beyond Phase I work on the MITU Gold Claim.

Balance Sheet

At June 30, 2014, we had cash of $5,247 as compared to $21,761 at March 31, 2014. We had working capital of $4,653 at June 30, 2014 compared to $11,761 at March 31, 2014. The decrease in cash and working capital is due to the use of cash for operating expenditures, as we have not raised any new financing during the period.

From inception to March 31, 2014, our working capital was derived from the completion of an offering of our common stock, which raised $30,000. Total stockholders’ equity as at June 30, 2014 was $19,654 . Total shares outstanding as at March 31, 2014 were 30,000,000.

Trends

We are in the exploration stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in “Risk Factors”, page 5.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, are currently present that raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities depend upon our ability to obtain financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of the date of this registration statement we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Changes in and Disagreements with Accountants on Accounting Procedures and Financial Disclosure

None exist.

Directors and Executive Officers

MITU has two executive officers, one of whom is the sole director. The Board may consist of one to eight members as specified by the bylaws. They serve until their successor is elected and qualified. Elections are by stockholders at the annual general meeting. Officers are appointed by the Board and serve until their successors are appointed at the next annual meeting.

Name	Age	Position	Address
Juan Perez	59	President and Director	CLL 62B 32c-60, Bogota, Colombia
Nelson Rincon	43	Secretary and Treasurer	CLL 14G #82 A 55, Bogota, Colombia

Juan Perez - President and Director. Mr. Perez is a citizen of the Republic of Colombia. He graduated from Colegio El Rosario Montelibano Cordoba in 1977 and holds an ARC GIS for Geology and Mining advanced level II George Bruce Montelibano Cordoba 2002. From May 2007 to the present, he has been operations supervisor for Ashmont Resources Corp, where he supervised exploration work, geophysics, geochemistry and drilling. Mr. Perez has supervised the exploration and exploitation of two gold mines in Colombia Mr. Perez's extensive background in the mining industry led us to conclude that he should serve as our Director.

Nelson Rincon– Secretary and Treasurer. Mr. Rincon is a citizen of the Republic of Colombia. He received a Bachelors of Commerce in Business Administration and Accounting degree in 1992 and a Masters in Business Administration in 1994, both from Universidad Nacional de Colombia, Bogota, Colombia. Since January 2005, Mr. Rincon has been a senior accountant with Santos Financial Services, Bogota, Colombia, where he advises clients as to tax and finance strategies, prepares financial statements and assists with audits.

From inception of the Company u ntil May 26, 2014, the Company's Secretary and Treasurer was Denise Kovalski. She was replaced by Mr. Rincon and sold all her stock in the Company to him on that date. Mr. Perez has been President and Director since inception of the Company.

Currently neither Mr. Perez nor Ms. Rincon is a director or executive officer of any other mining companies. There is no guarantee that this won’t change in the future and may present a conflict of interest. A Code of Ethics has been adopted to ensure responsible conduct to its customers, employees, lenders, shareholders and other stakeholders.

Other than Ms. Rincon and Mr. Perez, we have no other employees at this time. Mr. Rincon and Mr. Perez are not paid employees. Our Officers and Director fulfill many functions that would otherwise require MITU to hire employees or outside consultants. Mr. Rincon and Mr. Perez each work full time at other jobs. Each devotes approximately 10 hours of professional time to MITU matters each month.

Conflicts of Interest

Our officers and director are not directors or executive officers of any other company involved in the mining industry. However there can be no assurance such involvement will not occur in the future. Such present and potential future, involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to MITU and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on March 31, 2014, a Code of Business Conduct and Ethics. MITU’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of MITU and its officers and director to its shareholder, employees, customers, lenders and other stakeholder. Our Code of Business Conduct and Ethics addresses general business ethical principles and other relevant issues.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past ten years, neither our director nor executive officers:

(1)

has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Summary Compensation Table

We have no arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses incurred by directors and associated with corporate matters are reimbursed by us, if and when incurred. Currently, the director and officers receive and have received no funds or other cash considerations. There are no financial agreements with our executive officers at this time although we will reimburse them for reasonable expenses incurred during their performance. The table below summarizes compensation: Summary Compensation Table

Name and		Salary	Bonus	Stock	Option	Nonequity	Nonqualified	All Other	Total
Principal				Awards	awards	incentive	deferred	Compensation
						Plan	compensation
						Compensation	earnings
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Juan Perez, President	2013 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Denise Kovalski, Secretary Treasurer	2013 2014	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Nelson Rincon, Secretary Treasurer	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

We have no employment agreements with any of our executive officers.

Equity Compensation Plans, Stock Options, Bonus Plans

No such plans or options exist. None have been approved or are anticipated. No Compensation Committee exists either.

Corporate Governance

Director Independence

Our Director is not independent within the meaning of Section 5605 of NASDAQ.

Board Committees

The Audit Committee

Our Audit Committee consists of Juan Perez, who is not independent. Further, he is not an “audit committee financial expert” as defined in Item 401 of Regulation S-K. Given our size and limited financial ability, we do not anticipate seeking an audit committee financial expert in the near future.

The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor our accounting and reporting processes and the audits of our financial statements.

Apart from the Audit Committee, we have no other Board Committees. Since inception, our Board has conducted its business entirely by consent resolutions.

Principal Shareholders and Security Ownership of Certain Beneficial Owners and Management

Principal Shareholders

Nelson Rincon and Juan Perez are the only holders of record for our common stock with a combined interest of 30,000,000 shares of common stock as of the date of this prospectus.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, on the date of this prospectus the total number of shares owned beneficially by each of our director, officers and key employees and the present owner of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

		Amount of
		Beneficial	Percent of
Title or Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Common Stock	Juan Perez, CLL 62B 32c-60, Bogota, Colombia	10,000,000	33%

Common Stock	Nelson Rincon, CLL 14G #82 A 55, Bogota, Colombia	20,000,000	67%

Total		30,000,000	100%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)

Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or director has options, warrants, rights or conversion privileges outstanding.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Relationships and Transactions with related persons, promoters and certain control persons

Relationships

Our executive officers are not related.

Transactions with related persons, promoters and certain control persons

Messrs. Perez and Rincon and Ms Kovalski may all be deemed “promoters” as defined by the federal securities laws.  The only transactions between the Company and these persons are the purchases of the Company’s stock.

To this date, and aside from the following transaction proposed with this share offering, there have been no agreements or transactions with the director/officers, nominees for election as directors, any principal security holders, or any relative or spouse of such named persons. There have been no transactions or proposed transactions or any agreement for any transaction, in which any promoter , director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

As of the date of this prospectus MITU had issued to Mr. Perez and Ms Kovalski an aggregate of 30,000,000 common shares all at the price of $0.001 per shares for an aggregate consideration of $30,000.

The shares issued to the officers were in consideration of their agreeing to take the initiative in developing and implementing the business plan of the Company, including, among other things, providing the initial seed capital to allow the Company to engage a professional geologist to assist in identifying a mineral prospect considered worthy of exploration thus enabling the Company to implement its business plan No transactions between the Selling Security Holders have occurred.

Item 11A. Material changes

No material changes have occurred within the Company.

Item 12. Incorporation of Certain Information by Reference

Where you can find additional information

We are not subject to the informational requirements of the Exchange Act and, accordingly, do not file current and periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

We are incorporated under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138 (see above), acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defence of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Company’s Bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. The Company’s Bylaws do not modify Nevada law in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have no liability insurance.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

Expense	Amount
SEC filing fees	$2.14
Photocopying and delivery expenses	1,000.00
Attorney’s fees	25,000.00
Accountant – financial statement preparation	1,050.00
Auditors’ examination of financial statements	2,750.00
Total	29,802.14

Item 14. Indemnification of Director and Officers

            Under Chapter 78 of Nevada Revised Statutes Law and our Articles of Incorporation, our director will have no personal liability to us or our stockholders for damages incurred as the result of the breach or alleged breach of fiduciary duty as a director of the Company involving any act or omission of any such director. This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct, fraud or knowing violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption under Section 78.300 of the Nevada Revised Statutes. This provision would generally absolve the director of personal liability for negligence in the performance of duties, including gross negligence.

            The effect of this provision in our Articles of Incorporation, is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover damages against a director for breach of his fiduciary duties as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek relief such as an injunction or rescission in the event of a breach of a director's fiduciary duties. The Chapter 78 of Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. In addition, our Bylaws authorize the Company to indemnify directors and officers of the Company in cases where such officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

Since the inception of the Company (April 17, 2013) to the date of this prospectus, the following sales of unregistered securities were completed: On April 17, 2013, the Company sold 10,000,000 shares of common stock at one tenth of a cent ($0.001) to its President, Juan Perez, for a total purchase price of $10,000 in cash. At the same time, 20,000,000 shares of common stock were sold at one tenth of a cent ($0.001) to its former Secretary and Treasurer, Denise Kovalski, for a total purchase price of $20,000. MITU believes that the above sales were exempt from registration upon reliance of Section 4(2) of the Securities Act of 1933 and upon Regulation S promulgated under the Securities Act. No commissions were paid in connection with the above transactions.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
4	Specimen Stock Certificate (1)
5	Opinion re. Legality – Glenn & Glenn (1)
10.1	Transfer Agent and Registrar Agreement (1)
14	Code of Ethics (1)
15	Letter re unaudited Interim Information (2)
23.1	Consent of PLS CPA (2)
23.2	Consent of Legal Counsel – Glenn & Glenn (see Exhibit No. 5)
23.3	Consent of Jorge Villaneuva (2)
99.1	Claim Assignment (2)

(1) Previously filed

(2) Filed herewith

Exhibits can be found at the end of the S-1 Form.

Item 17. Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b) (5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bogotá, Colombia, on August 4, 2014.

MITU RESOURCES INC.
/s/ Juan Perez
Juan Perez, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Juan Perez	President and Director
	(Principal Executive Officer)	August 4, 2014

/s/ Nelson Rincon	Secretary and Treasurer
	(Principal Accounting Officer	August 4, 2014
and Principle Financial Officer)